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                                                                     Exhibit 5.1

October _____, 2002



Corporate Property Associates 15 Incorporated
50 Rockefeller Plaza
New York, NY 10020

Ladies and Gentlemen:

         We have acted as counsel to Corporate Property Associates 15 Incorporated, a Maryland corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-11 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale by the Company of up to 60,000,000 shares of the Company's common stock (the "Shares").

         In rendering this opinion, we have examined such records, certificates and other documents that we have deemed necessary or appropriate for purposes of this opinion. Our opinion is qualified in all respects by the scope of that document examination. We make no representation as to the sufficiency of our investigation for your purposes. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all documents and records examined and the genuineness of all signatures. This opinion is limited to the laws of the State of Maryland.

         Based upon and subject to the limitations stated herein, it is our opinion that the Shares which are being offered and sold by the Company pursuant to the Registration Statement, when sold in the manner and for the consideration contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

         This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

                                        2500 One Liberty Place          Delaware
                                            1650 Market Street        New Jersey
                                   Philadelphia, PA 19103-7301          New York
                                                  215.851.8100      Pennsylvania
                                              Fax 215.851.1420            United
                                                                         Kingdom
                                                                        Virginia
                                                                  Washington, DC

"Reed Smith" refers to Reed Smith LLP
and related entities.                                  r e e d s m i t h . c o m

PHLLIB-0532937.02-JLCEDERW
October 9, 2002 12:29 AM
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Corporate Property Associates 15 Incorporated                         Reed Smith
August ____, 2002
Page 2


         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement.

                                Very truly yours,



                                Reed Smith LLP

MBP/SCR/JLC//CEE